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                                                                    EXHIBIT 16.1


                           ERNST & YOUNG LETTERHEAD


July 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 27, 1998 of Tier Technologies, Inc. and are in agreement with the statements contained in the last sentence of paragraph 1 and the entire paragraphs 2 and 3 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             /s/ Ernst & Young LLP


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                           ERNST & YOUNG LETTERHEAD


July 24, 1998

Mr. George Ross
Chief Financial Officer
Tier Technologies, Inc.
Walnut Creek, Ca.  94596

Dear Mr. Ross:

This is to confirm that the client-auditor relationship between Tier Technologies, Inc. (Commission File Number 000-23195) and Ernst & Young LLP has ceased.

                                           Very truly yours,

                                           /s/ Ernst & Young LLP


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C.  20549


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